Exhibit 10.3

MW BANCORP, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK

AWARD AGREEMENT

MW Bancorp, Inc. (the “Company”) hereby grants the undersigned Participant a Restricted Stock Award (the “Award”), subject to the terms and conditions described in the MW Bancorp, Inc. 2016 Equity Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

1.	Name of Participant: __________________________

2.	Grant Date: ____________, 20___ (the “Grant Date”).

3.	Number of Shares of Restricted Stock: __________ (the “Restricted Stock”).

4.	Vesting: The Restricted Stock will vest according to the following schedule, subject to the Participant’s continued employment or service with the Company on the Vesting Date.

Date of Vesting (“Vesting Date”)	Number of Shares of Restricted Stock to Vest on Vesting Date
First Anniversary of Grant Date	[not greater than 33.34%]
Second Anniversary of Grant Date	[______]
Third Anniversary of Grant Date	[______]
Fourth Anniversary of Grant Date	[______]
Fifth Anniversary of Grant Date	[______]
Sixth Anniversary of Grant Date	[______]
Seventh Anniversary of Grant Date	[______]

Except as provided in Section 5 of this Award Agreement, if the Participant’s employment or service terminates for any other reason prior to a Vesting Date, whether voluntarily or involuntarily, any Restricted Stock that is unvested on the date of termination will be forfeited on that date.

5.	Limitations on Vesting: If the Participant’s employment or service terminates for any reason prior to the time of settlement as described in Section 7 of this Award Agreement, the Participant shall forfeit all unvested Restricted Stock subject to the Award. Notwithstanding the foregoing:

(a)	Death; Disability: In the event, prior to any Vesting Date, of the Participant’s death or termination of employment or service due to Disability, any unvested Restricted Stock shall become immediately vested as of the date of death or termination of employment or service due to Disability.

(b)	Change in Control: All unvested Restricted Stock will vest immediately upon a Change in Control of the Company.

6.	Form of Settlement: If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed.

7.	Miscellaneous:

(a)	Non-Transferability. Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)	Rights Before Vesting. Before the Restricted Stock vests, the Participant (i) may exercise full voting rights associated with the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Restricted Stock to which the dividends or distributions relate.

(c)	Beneficiary. Payments with respect to the Award shall be made to the Participant, except that, in the event of the Participant’s death, payment shall be made to the Participant’s beneficiary.

(d)	No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Subsidiary to continue the employment or service of a Participant or interfere with or limit the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time, with or without Cause, which right is expressly reserved.

(e)	Tax Withholding. The Company or a Subsidiary, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation, or elected by the Participant, to be withheld with respect to any taxable event arising with respect to the Award of Restricted Stock. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant. Unless the Participant has otherwise irrevocably elected a different method to satisfy the withholding, the Participant shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Subsidiary, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(f)	Requirements of Law. The grant of Awards shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(g)	Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

(h)	Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(i)	Section 409A of the Code. This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludable from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service,” as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such termination.

(j)	Clawback. This Award and any Shares issued pursuant to this Award are subject to any clawback policy adopted by the Company from time to time.

(k)	Entire Agreement. This Award Agreement, along with the Plan, constitutes the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement. All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement. No change, termination or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be changed

(l)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

PARTICIPANT

______________________________________ Date: ______________________

MW BANCORP, INC.

By: _________________________________ Date: ______________________

Name: _________________________________

Title: _________________________________

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